Exhibit 99.1

POMEROY IT SOLUTIONS ANNOUNCES STOCK
REPURCHASE PROGRAM

Hebron, KY – November 14, 2008 – Pomeroy IT Solutions, Inc. (NASDAQ:PMRY) a technology and services solution provider, today announced that the Board of Directors of the Company authorized a program to repurchase up to $5 million of its outstanding common stock.

Keith R. Coogan, President and Chief Executive Officer of the Company, said, “The implementation of this repurchase program demonstrates the Board of Directors’ commitment to enhancing stockholder value.  It will also offer stockholders, who are interested in creating a liquidity event, an opportunity to sell stock back to the Company.  The Company is also considering entering into a Rule 10b5-1 plan before its window for open-market trading closes on December 8, 2008.  The Company’s strong balance sheet and robust cash position provided the Board with the ability to launch this investment opportunity for the Company.”

Any stock repurchases will be made through open market purchases, block purchases, or privately negotiated transactions as deemed appropriate by the Company within a period of one year from the date of the first purchase under the program.   The Company has no obligation to repurchase shares under the program, and the timing, manner and actual number of shares repurchased will depend on a variety of factors including price, corporate and regulatory requirements and other market conditions.  The Company intends to utilize available working capital to fund the stock repurchase program.  The acquired shares will be held in treasury or cancelled.

The Company has selected Thomas Weisel Partners as the broker/dealer to repurchase shares on the Company’s behalf in connection with this $5 million stock repurchase program.

The stock repurchase program and associated 10b5-1 plan, which were previously announced in December 2007, and thereafter suspended by the Company’s Board of Directors on May 30, 2008, will remain in suspense until such time as the program and plan terminate in accordance with their respective terms on December 5, 2008, and no further stock repurchases will made by the Company under such program or plan.

About Pomeroy IT Solutions, Inc.
Pomeroy IT Solutions, Inc. is a leading provider of IT infrastructure solutions focused on enterprise, network and end-user technologies.  Leveraging its core competencies in IT Outsourcing and Professional Services, Pomeroy delivers consulting, deployment, operational, staffing and product sourcing solutions through the disciplines of Six-Sigma, program and project management, and industry best practices.  Pomeroy's consultative approach and adaptive methodology enables Fortune 2000 corporations, government entities, and mid-market clients to realize their business goals and objectives by leveraging information technology to simplify complexities, increase productivity, reduce costs, and improve profitability.  For more information, go to.

Forward-Looking Statements
Certain of the statements in the preceding paragraphs regarding financial results constitute forward-looking statements.  These statements are related to future events or to our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our markets’ actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward looking statements.   These risks and other factors you should specifically consider include but are not limited to:  successful completion of share repurchase authorizations; changes in customer demands or industry standards; existing market and competitive conditions, including the overall demand for IT products and services; the nature and volume of products and services anticipated to be delivered; the mix of the products and services businesses; the type of services delivered; the ability to successfully attract and retain customers and to sell additional products and service to existing customers; the ability to timely bill and collect receivables; the ability to maintain a broad customer base to avoid dependence on any single customer; the need to successfully attract and retain outside consulting services; the ability to identify and successfully integrate new acquisitions by the Company; terms of vendor agreements and certification programs and the assumptions regarding the ability to perform there under; the ability to implement the Company’s best practices strategies; the ability to manage risks associated with customer projects; adverse or uncertain economic conditions; loss of key personnel; litigation; and the ability to attract and retain technical and other highly skilled personnel.  In some cases, you can identify forward-looking statements by such terminology such as “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential”, “continue”, “projects”, “intends”, “prospects”, “priorities”, or negative of such terms or other comparable terminology.  These statements are only predictions.  Actual events or results may differ materially.

Contact:
Craig Propst, CFO, Senior Vice President & Treasurer
(859) 586-0600 x1838
cprompst@pomeroy.com